UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013 (March 26, 2013)

AmREIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35609	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Regulation FD Disclosure

On March 26, 2013, AmREIT, Inc., (“the Company”) completed its entry into a joint venture (the “Joint Venture”) with Goldman Sachs. The Joint Venture acquired AmREIT's MacArthur Park and Pads Shopping Centers located in Dallas, Texas, along with the neighboring MacArthur Park Phase I shopping center from a third party. The Joint Venture is structured as a 70/30 joint venture whereby Goldman Sachs contributed equity and for its 70% ownership and AmREIT contributed equity in its MacArthur Park and Pads Shopping Centers for its 30% ownership of the venture.

MacArthur Park and Pads Shopping Centers combine to form a 237,381 square foot grocery anchored shopping center. MacArthur Park Phase I Shopping Center is a 169,312 square foot shopping center contiguous to MacArthur Park and Pads and is leased to tenants such as Ross, TJMaxx and Ulta.

The Company issued a press release on April 1, 2013, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 1, 2013 of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: April 1, 2013	By:	/s/ Chad C. Braun
Chad C. Braun Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 1, 2013 of the Company